Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.000001 per share	Other(1)	73,114,592 shares(2)	$0.50	$36,557,296	(3)	$153.10 per $1,000,000	$5,596.92
	Total Offering Amounts					$36,557,296			$5,596.92
	Total Fees Previously Paid								-
	Total Fee Offsets								$7,628.02
	Net Fee Due								$0

(1)	Fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sale prices of the registrant’s shares of common stock on May 6, 2025, as reported on the NYSE American.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Xtant Medical Holdings, Inc.	S-1(1)	333-251515	December 18, 2020		$7,628.02	Equity	Common Stock, par value $0.000001 per share	58,754,394	$69,917,728.86
Fee Offset Sources	Xtant Medical Holdings, Inc.	S-1(1)	333-251515		December 18, 2020						$7,628.02

(1)	The registrant has filed a post-effective amendment to deregister and remove from registration 58,754,394 shares of common stock registered for resale by the selling stockholders named in the Registration Statement on Form S-1, Registration No. 333-251515, initially filed with the SEC on December 18, 2020 and amended on December 22, 2020.